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                          NEW ALTERNATIVES FUND, INC.


                150 BROADHOLLOW ROAD, MELVILLE, NEW YORK, 11747


                         NOTICE OF 1997 ANNUAL MEETING


Notice is hereby given that the 1997 Annual meeting of Shareholders (the "meeting") of New Alternatives Fund, Inc. (the "Fund") will be held at *173 West Boathouse Lane, West Bayshore, New York 11706 on September 18, 1997 at 7:30 P.M. for the following purposes:

1. To elect nine Directors to serve for the ensuing year.

2. To consider and act upon a proposal to ratify the Directors selection of Kenneth D. Katz as independent certified public accountant of the Fund for its fiscal year ending December 31, 1997.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Shareholders who do not expect to attend the meeting in person are REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY in the envelope provided. The enclosed proxy is being solicited by the Directors of the Fund.


                                     Maurice L. Schoenwald
                                     Secretary

Melville, N.Y.
Dated: July 30, 1997


    *FOR INFORMATION ON HOW TO GET THERE; CALL THE OFFICE AT (800) 423-8383

Note: It has been a custom for many shareholders to include a note with the return of the proxy statement commenting on our investments or any other matter relevant to the fund. We read all such notes with great interest and discuss them at the annual meeting.






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               PROXY STATEMENT      NEW ALTERNATIVES FUND, INC.

               150 BROADHOLLOW ROAD - MELVILLE, NEW YORK, 11747

                                 INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Directors of New Alternatives Fund, Inc. (the "Fund"), a New York Corporation, to be voted at the 1997 Annual meeting of Shareholders of the Fund (the "meeting"), to be held at 173 West Boathouse Lane, West Bayshore, New York 11706 on September 18, 1997 at 7:30 P.M. The approximate mailing date of this Proxy Statement is August 6, 1997.

All properly executed Proxies received prior to the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of all nine nominees for Directors, and for the ratification of the selection of the accountant.

Any proxy may be revoked at any time prior to the exercise thereof by giving notice to the Secretary of the Fund.

The Directors have fixed the close of business on July 30, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of July 30, 1997, the Fund had 1,120.975.14 shares. To the best knowledge of the Fund, there is no owner or beneficial owner of more than five percent of its outstanding shares.

Management of the Fund knows of no business other than that mentioned in the Notice of meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement.

A complete list of the shareholders of the Fund entitled to vote at the meeting will be available and open for the examination of any shareholder of the Fund for any purpose germane to the meeting during ordinary business hours from and after July 30, 1997, at the office of the Fund, 150 Broadhollow Road, Melville, New York, 11747.

                          ELECTION OF DIRECTORS Item I

At the meeting, nine Directors will be elected to serve until the next Annual meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of those persons listed below selected by each shareholder on his/her proxy. The proxy

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provides a place to vote to elect all the nominated Directors.

The proxy also provides a method for denying your vote for one or more existing Directors.

Each nominee listed below has consented to serve as a Director. The Directors of the Fund know of no reason why any of these nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Directors may recommend.

Certain information concerning the nominees is set forth as follows:

                                                                                         Shares of
                                                                                         nominee owned
                           Age and Principal Occupations                   Director      or  beneficially
  Name and Address         During Past 5 Years                             Since         owned at 7/30/97
---------------------------------------------------------------------------------------------------------
  Maurice L.               Age 77, member of New                            1981               5010.
  Schoenwald *             York (1947) and Florida
  5270 Gulf of             (1978) Bar; Fund Chairman
  Mexico Drive,            and Founder;former faculty, Hofstra
  longboat Key, FL         University; author financial publications

  David J.                 Age 47, member of New                            1981               1954.
  Schoenwald *             York Bar (1979); Fund founder,
  14 Strawberry Lane       formerly reporting staff of
  Huntington, NY           Newark Star Ledger, now member
                           Schoenwald & Schoenwald, PC
                           P.C., attorneys;son of Maurice
                           Schoenwald

 Daniel Wolfson            Age 37; Resource Manager,                        1995                247.
 HCR 68                    Farm & Wilderness Foundation,
 Woodstock, VT             Plymouth, VT. Developed forest
                           & Wildlife habitat for conservation area.
                           B.S. Environmental Studies,
                           Hampshire College: M.S. Resource Management,
                           Antioch University. Presently 2nd year
                           medical student University of Vermont,research
                           project environmental pollutants.

 Frank Tylinski            Age 79; Industrial Engineer,                     1983               1517
 East Shore Rd.            Retired, President Tylinski
 Great Neck, NY            and Assoc. Inc.,-Consultants
                           and distributors of electronic
                           parts and supplies.



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 Sharon Reier              Age 49; Financial Journalist                     1981                759
 Rue Lord Byron            contributing to Business Week &
 Paris, France             International Herald Tribune;
                           Former Regional Editor Financial World
                           Magazine;Former Editor with Board Room; Former
                           contributing editor Institutional Investor;
                           formerly staff of Forbes and American Banker.

 Dorothy Wayner            Age 59; MBA, Pres. of                            1981               1251
 East 58th St.             Dwayner/Communications/ Advertising
 New York, NY              and Publishing, NY; MBA-New York Univ.
                           member and former officer of and board
                           director of Advertising Women of New York,
                           a private organization; President Kaleidoscope
                           Kids, Inc., a non-profit organization
                           promoting creativity for middle school kids

  Lee  Clayton             Age 70; R.N, M.S.                                1981               1128.
  160 Sweet Hollow Rd      First Fund Investor;
  Huntington, NY           Member Sierra Club and
                           Nature Conservancy.

  Arthur G.                Age 74, Admitted to practice                     1981                232.
  Kaplan                   law New York (1951), Oregon
  215 Green Ridge          (1956),District of Columbia
  Lake Oswego, OR          (1959), formerly: Oregon Assistant
                           Attorney General; Assistant Counsel to U.S.
                           Senate Subcommittees; Special Counsel Curtiss
                           Publishing Co.; retired as Director of
                           Enforcement, Office of Anti-boycott
                           Compliance, U.S.Department of Commerce.

  Dudley Clayton           Age 74,                                          1990               1128.
  160 Sweet Hollow Rd      Graduate Education in Horticulture;
  Huntington, NY           Present Director & retired superintendent of
                           Pinelawn Memorial Park. Outdoors-man and
                           and environmentalist.

-----------------
* (1) Interested person, as defined in the Investment Company Act of 1940. Maurice L. Schoenwald is Secretary and minority shareholder of Accrued Equities Inc., the Advisor. David Schoenwald is majority shareholder and President of Accrued Equities, Inc.

           Compensation Table for Fund Directors and Fund Paid Staff

Fund Staff Earning More Than $60,000. from fund.                      :None
Annual Total Compensation of Each Director.                           :$300.00
Income of Directors from other mutual funds.                          :None
Compensation From Fund of Directors part of manager.                  :None
Retirement Benefits from Fund for staff or Director.                  :None

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Pension Benefit from Fund for staff or Director.                      :None
Total Annual Benefit from Fund of any Director
from any Fund Source.                                                 :$300.00
Total Annual Benefit from Fund of any employee
or officer of Fund including officer Directors.                       :None

Compensation of Directors and Officers. A Three Hundred dollar fee was paid to each "uninterested" director by the Fund for the preceding year. No compensation was paid to the "interested" Directors and Officers. No other compensation is or was paid. Interested officers and directors are paid by the manager. Coach travel expense to a directors meeting which exceeds 500 miles will be paid to the extent that the expense is incurred.

Meetings: The Directors met twice during the preceding fiscal year, the last 1996 meeting was held on September 27, 1996. The Directors met once during the current fiscal year, on June 26, 1997. The meeting was devoted to review and study of operations. The only vote taken was on the selection of the annual meeting date and that was unanimous. There were also informal meetings and
telephone discussions.  Committees:   There is an executive committee
consisting of Maurice L. Schoenwald and David Schoenwald. This committee informally consults with the directors and manages administrative matters.

The present Directors were elected by the shareholders at a meeting held on September 26, 1996. There were 661,723 or 62.6% of the outstanding shares represented at the meeting and 98.2% or more of those cast were voted for each Director.

Share Ownership: At July 30, 1997, the Directors and Officers of the Fund as a group owned an aggregate of 13,226 shares or 1.18% of the outstanding shares of the Fund.

             SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                    Item #2

The Directors of the Fund, including all of the Directors who are not interested persons of the Fund, have selected the firm of Kenneth D. Katz P.C., independent certified public accountant, to examine the financial statements of the Fund for the fiscal year ending December 31, 1997. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the shareholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountant.

Kenneth D. Katz P.C. also acts as independent certified public accountant for Accrued Equities, Inc., the advisor and distributor, and has been the accountant since founding of the fund.

Audit services performed by Kenneth D. Katz P.C. during the fiscal year most recently completed included examinations of the financial statements of the Fund, services related to filings with the Securities and Exchange Commission and consultation on matters related to

                                       5

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accounting and financial reporting. A fee of $ 4,026.00 for audit services was paid by the Fund to Kenneth Katz P.C. for the fiscal year ended December 31, 1996. Kenneth D. Katz P.C., C.P.A. maintains offices at 64 North Park Ave., Rockville Center, New York, 11570.

                     DATA CONCERNING THE INVESTMENT ADVISOR

Accrued Equities, Inc. (the "Investment Manager/Advisor") acts as the investment Manager/Advisor for the Fund and provides the Fund with management/advisor services pursuant to an investment advisory agreement (the "Investment Advisory Agreement").The agreement was approved by the directors, including all of the directors who are not interested persons of the Fund, on September 27, 1996. Accrued Equities Inc. has acted as the investment manager/advisor for the Fund since September 3, 1982, when the Fund commenced operations.

In their consideration of this matter, the Directors considered information relating to, among other things: alternatives to Accrued Equities, Inc., the size of the Fund and the contributions of the Fund advisors to operating costs and needs, the quality, extent and value of the services provided to the Fund by Accrued Equities, Inc., comparative data with respect to the advisory and management fees paid by other funds of comparable type and size, the operating expenses and expense ratio of the Fund as compared to other such funds, the performance of the Fund as compared to the performance of other comparable socially responsive environmental funds, the special knowledge of alternative energy of Accrued Equities, Inc.(the only fund advisor presently known to concentrate in alternative energy) and data relating to the costs incurred by Accrued Equities Inc. in providing advisory, administrative, processing and other services to the Fund and its shareholders.

Accrued Equities, Inc., a New York corporation, presently provides management and distribution services only to the Fund. For the fiscal year ended December 31, 1996 the advisor received $270,834.74 from the Fund pursuant to the advisory agreement,representing an annual rate of advisory fee of .80% of average net assets. David J. Schoenwald, President and Director of the Fund is the majority shareholder of Accrued Equities and Maurice L. Schoenwald Secretary and Treasurer and Chairman of the Board of Directors of the Fund is a minority shareholder of Accrued Equities, Inc. Accrued Equities, Inc. is the Investment Advisor and principal underwriter of the Fund. Maurice L. Schoenwald owns directly and beneficially 5010 shares of the fund amounting to 0.45%. David Schoenwald owns 1954 shares of the fund amounting to 0.17% of the outstanding shares of the fund as of July 30, 1997.

The Directors have noted that Maurice and David Schoenwald are the founders of the Fund. This is their sole public financial enterprise.

The business address of the Advisor and its principal executive office is 150 Broadhollow Road, Melville, New York 11747.

                     TERMS OF INVESTMENT ADVISORY AGREEMENT


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The management/advisory Agreement provides that the Investment Advisor shall advise and manage the investment and reinvestment of the assets of the Fund and administer its business and affairs, subject to the overall supervision of the Fund's Board of Directors. The Manager also pays the compensation of such of the Fund's Officers and Directors who are affiliated with the Manager and all advertising and promotional expense.

Under said Agreement, the Manager receives a monthly fee from the Fund at the following annual rates based on the average net assets of the fund at the end of each month:

                      ANNUAL RATE               ASSETS
                  1%......................First $ 10 million
             .75%......................Amounts over $ 10 million
             0.5%......................Amounts over $ 30 million
             0.45%.....................Amounts over $ 100 million

   In addition to the management/advisory fee, the Fund pays (or may pay) other expenses incurred in its operation including, among others, taxes, brokerage commissions, fees and expense of Directors who are not affiliated with the Advisor, securities registration fees, charges of custodians, price reporting, bookkeeping, accounting, proxy, transfer, dividend disbursing and reinvestment expenses, auditing and legal expenses, the typesetting costs involved in the printing of the Prospectus sent to existing shareowners, costs of shareowners' reports, an equitable portion {if charged} of shareholder services to the extent that such services may be rendered directly by the manager including, staff, office expense, office space, and postage and telephone expense and the cost of corporate meetings. Sales expenses, including the cost of printing prospectii for distribution to non-shareholders are paid for by the Manager.

Under the Management/Advisory Agreement, if total expenses of the Fund for any fiscal year, including the management fee, but excluding interest, taxes, brokerage commissions and extraordinary expenses which may be excluded by state laws, exceed the applicable expense limitation set by state regulations in those states in which the company may make regular sales, the Manager will reduce its compensation by the amount by which such expenses exceed state limitations. The Fund, at present, will not offer its shares in states with expense limits of lower than two percent (2%) of net asset value.

The Management/Advisory Agreement must be approved each year either by (a) a vote of the Board of Directors of the Fund, including a majority of the independent directors, or (b) a vote of the shareowners. Any changes in the terms of the Management Agreement must be approved by the shareowners. The Management Agreement may be terminated upon its assignment. In addition, the Management Agreement is terminable at any time without penalty by the Board of Directors of the Fund or by a vote of the holders of a majority of the Fund's outstanding shares (as defined above) on sixty (60) days' notice to the Manager and by the Manager on sixty (60) days' notice to the Fund.

The Manager receives no remuneration from any broker through whom shares are purchased and

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no benefit except published reports from the broker and from other published sources, which are furnished without charge. It is believed that the same materials are available to any customer of the broker on request. This data is furnished to the manager by mail, fax or telephone. The aggregate of brokerage commissions paid by the fund for the purchase and sale of portfolio securities for the year ending December 31 1996 was $94,849.

              DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS:

On September 23, 1981 the Fund entered into a principal distribution agreement with Accrued Equities, Inc. with respect to the continuous offering of shares of the Fund. Accrued Equities, Inc. has acted as the distributor since that time. On September 27, 1996, the Directors, including all the non-interested Directors, approved the continuance of the Distribution Agreement, and approved amendment thereof consisting of a technical amendment terminating the underwriting agreement in the event of the assignment of the underwriting agreement.

                      PENDING LITIGATION AND LEGAL MATTERS

                                     -None-

                             ADDITIONAL INFORMATION

The expense of printing and mailing of the proxy and notice of proxy will be borne by the Fund. In order to obtain the necessary quorum at the meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund.

It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

The most recent annual report, December 31, 1996 and the existing by-laws are incorporated here by reference. Copies will be sent promptly and without charge to shareholders upon a request by phone (800) 423 8383 or by mail to the Fund at 150 Broadhollow Road, Melville, N.Y. 11747.

The funds most recent semi-annual or annual report is available to shareholders upon request.

                           PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the fund must be received by the Fund for inclusion in its proxy statement and form of proxy relating to that meeting by April 1, 1998.

                                   By order of the Directors
Dated: July 30, 1997:         Maurice L. Schoenwald,  Secretary
Melville, New York


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         {THIS IS YOUR BALLOT FORM - PLEASE COMPLETE, SIGN AND RETURN}

                          NEW ALTERNATIVES FUND, INC.
                             150 BROADHOLLOW ROAD
                             MELVILLE, N.Y. 11747

                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

We prefer that you mark appropriate boxes in dark ink with an "X".

The undersigned shareholder hereby appoints David J. Schoenwald and Maurice L. Schoenwald as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on this form all shares owned directly and or beneficially of New Alternatives, Fund, Inc.(the Fund) held of record by the undersigned on the 30th of July 1997 at the annual meeting of shareholders of the Fund to be held on 18th September, 1997 at 7:30 P.M. or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 [ALL DIRECTORS] , 2, AND 3.

1. ELECTION OF DIRECTORS

A.  For all nominees listed below                        {  }

B.  Withhold authority to vote for all the
nominees listed below                                    {  }

C. For all nominees, except those whose names which are stricken out by striking a line through the nominee`s name in the list below. { }

Maurice L. Schoenwald - David J Schoenwald - Daniel Wolfson - Lee Clayton - Arthur G. Kaplan - Frank Tylinski - Sharon Reier - Dorothy Wayner -
Dudley Clayton

2. Proposal to ratify the selection of Kenneth D. Katz P.C., C.P.A. as the independent certified public accountant for the Fund

FOR       AGAINST       ABSTAIN

{  }        {  }           {  }
                         Please Turn Over and Complete


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3. In the discretion of the said named proxies to vote upon such other business as may properly come before the meeting or any adjournment thereof.

================================================================================


Please sign exactly as your name appears on the mailing. When shares are held by joint tenants both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                         Dated :................., 1997


                   X...................................            Signature


                   X...................................
                               Signature if held jointly

PLEASE REMEMBER TO SIGN, DATE AND RETURN THE PROXY, USING THE ENCLOSED
ENVELOPE.





                           REMEMBER TO VOTE AND MAIL


EACH YEAR AT THIS TIME WE SPECIALLY INVITE YOU TO SEND YOUR COMMENTS ABOUT THE COMPANIES IN WHICH WE INVEST, CRITICISM, SUGGESTIONS OR ANYTHING YOU BELIEVE IS RELEVANT TO THE FUND. PLEASE SLIP IN A NOTE WITH YOUR NAME AND ADDRESS WHEN YOU RETURN YOUR BALLOT. WE LOOK FORWARD TO THE MANY COMMENTS WE RECEIVE EACH YEAR. THEY ARE BROUGHT TO THE ANNUAL MEETING AND DISCUSSED BY THOSE PRESENT IN PERSON AND THE BOARD.


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